UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

Filed by the Registrant	☒
Filed by a Party other than the Registrant	☐

☐ Preliminary Proxy Statement

☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐ Definitive Proxy Statement

☒ Definitive Additional Materials

☐ Soliciting Material Pursuant to Rule 14a-12

Power REIT

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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IMPORTANT PROXY MATERIAL

YOUR VOTE IS REQUESTED

May 15, 2012

55 Edison Avenue

West Babylon, New York 11704

Dear Fellow Shareholder,

By now you should have received our proxy materials in connection with the 2012 Annual Meeting of Shareholders of Power REIT. In addition to the material that you have previously received, the Trust recently released on our website an investor presentation describing our growth plans and key milestones achieved in 2011-12.

The Trust is aware that Mr. Paul M. Dorsey (“Dorsey”), a shareholder holding 1,000 common shares (0.06% of all our outstanding shares), together with three individuals who do not own any stock of the Trust (the “Dorsey Group”), has filed a dissident proxy statement contesting Board of Trustee’s recommendations and nominees.

The Dorsey Group does not have a meaningful ownership stake

and is seeking to replace the entire existing board of trustees.

Dorsey tried to start a proxy contest last year, with a different slate of director nominees and a different business strategy. Management believes Dorsey’s campaign this year is as lacking in merit as last year’s. His unsuccessful campaign last year resulted in approximately $40,000 of expenses. The Trust has hired Alliance Advisors as its proxy solicitation firm and believes that the total costs of the proxy contest this year may exceed $40,000, approximately half of which may be paid to our proxy solicitation firm in connection with advice related to Dorsey Group’s campaign.

Your Trust is committed to increasing shareholder value for all investors. We believe our business plan is a prudent approach and will increase dividends per share over time. We have summarized these plans and milestones below and encourage you to review the presentation on the Investor Relations page of our website, www.pwreit.com or call us at 212-750-0373 to speak with us about the proxy process or other questions you may have.

Send the Dorsey group a strong message and vote on THE BOARD
OF TRUSTEES’s enclosed proxy card FOR the Trust’s nominees.

Growth Business Plan

Key Highlights of Power REIT’s Investor Presentation and Business Plan

•	Growth Business Plan. Our business plan and reorganization efforts are designed to enable the company to grow its revenues for the first time since the company’s IPO in 1967 and increase its cash-flow and dividends per share.

•	Infrastructure Business Plan. Management intends to acquire real-estate assets, such as land, leasehold interests and related infrastructure related to renewable energy. The targeted investments will typically receive rent from lessees that have long-term revenue contracts with investment grade, regulated utilities.

•	Targeting Investment Risk Profile Similar to Existing Railroad Asset. The risk profile of our investment plan is not dissimilar to our existing investment in the Pittsburgh & West Virginia Railroad, which is currently leased to Norfolk Southern Corporation. Power REIT will seek to invest in real assets that will have long-term, predictable lease payments backed by revenue contracts with regulated utilities that have strong credit ratings.

•	Key Milestones Achieved During 2011-2. Your Trust has achieved several milestones over the last 18 months, including:

1.	Completed a corporate reorganization to conform to the market standard corporate structure for real estate investment trusts;

2.	Filed a “shelf registration statement” with the SEC to enable us to raise additional capital in an efficient manner and to the extent necessary as transaction opportunities arise over time;

3.	Undertaken thorough review of the railroad lease with Norfolk Southern Corporation. Historically the lease had been passively administered by past management of the Trust and was not reviewed for lessee compliance, to the detriment of the Pittsburgh & West Virginia Railroad. Management is actively seeking to protect its contractual rights under the railroad lease.

•	Experienced Management Team and Board of Trustees. Collectively, our nominees and your Trust’s management team have over 100 years of investment banking, real-estate, public REIT management and asset finance experience. We believe the Trust benefits from that experience as it seeks to grow in a prudent manner, while creating shareholder value through increased revenues, cash-flow and dividends per share.

•	Long-term Alignment of Interests. Management and trustees own approximately 9.9% of the company’s shares. This provides significant alignment of interests. Further, our CEO has been working for no salary since 2011 and our VP of Business Development has been working for the Trust at a significantly below market salary. The Compensation Committee, which consists of independent trustees, has designed an Equity Incentive Plan that will enable the Trust to provide long-term compensation that will further align the interests of management. The Compensation Committee believes that prudent long-term incentive compensation will serve shareholders well and will provide the Trust with the ability to attract and retain talent.

Concerns with Dorsey Proxy Statement

The Trust has substantial concerns with the Dorsey Group’s proxy statement (“Dorsey Statement”):

•	Mr. Lesser has a substantial track-record. The bulk of the Dorsey Statement consists of statements about its Chairman and CEO, David H. Lesser that do not accurately describe Mr. Lesser’s track-record. Mr. Lesser has a long and distinguished business career and has created substantial shareholder value over his two decade career within real estate and the REIT markets. He sponsored the formative transaction that formed Keystone Property Trust (NYSE: KTR) in 1997 through his investment company Hudson Bay Partners; KTR’s stock price rose from approximately $11/share at the time of the formative transaction to $23.80 when it was sold to Prologis (NYSE:PLD) in 2004. During that period, dividends per share increased and substantial value was created for investors, including for Hudson Bay Partners, which invested a substantial amount of capital in the transaction. Mr. Lesser has also invested in numerous other situations, including distressed debt, and has substantial experience extracting and realizing value from financial and hard assets. All of these skills and experiences have been and will be beneficial to the Trust as it seeks to grow its business and increased dividends.

•	Existing Management has a business plan intended to create shareholder value. The Dorsey Group’s proxy statement articulates no clear management plan or specific business plan. The Dorsey Group vaguely mentions investing in real-estate, without describing what type of real-estate or its experience related thereto. It seems that the Dorsey Group has issues with “prudent leverage,” despite the fact that the vast majority of real-estate assets are financed with some degree of leverage. The current management team and Board have articulated a plan to implement prudent leverage as part of their business plan to finance infrastructure assets. Further, it appears that the Dorsey Group would stray from the infrastructure asset focus of the current management team and move into other real estate assets. This would be contrary to the historical background of the company and would fail to take advantage of opportunities for the Trust to acquire additional real estate tied to infrastructure and with a similar credit story to our existing railroad asset.

•	Lack of Meaningful Share Ownership. Other than Mr. Paul Dorsey, who owns 1,000 shares (0.06%) of the Trust, the other three Dorsey nominees own zero shares (0.00%). This misalignment of interests was demonstrated by the previous management team, which also had less than 1.0% ownership in the company and did nothing to increase revenues or dividends in the 40+ year history of Pittsburgh & West Virginia Railroad (“P&WV”) which is now a wholly owned subsidiary of Power REIT. Rather, the previous management of P&WV (with whom Mr. Dorsey had aligned himself -- Mr. Dorsey nominated the former president in his failed 2011 proxy bid), oversaw substantial shareholder value degradation through lack of a growth business plan and possible mismanagement of the railroad lease with Norfolk Southern Corporation (see bullet point below), to the detriment of P&WV.

•	Aligned with the Chairman of Wheeling & Lake Erie Last Year. Last year, Mr. Dorsey nominated Mr. Larry Parsons on his unsuccessful 2011 proxy statement. Mr. Parsons, who is the Chairman of Wheeling and Lake Erie Railway (WLE), was not re-nominated as trustee by the Trust in 2011 due to conflicts of interest as sub-lessee of the railroad owned by Pittsburgh & West Virginia Railroad. These conflicts of interest have since come fully out into the open, as WLE, together with Norfolk Southern Corporation (NSC), sued the Trust in December 2011 to preserve certain financial benefits for NSC and WLE that Power REIT’s current management believes are improper and to the detriment of the Trust. If WLE and NSC prevail in their litigation, substantial shareholder value will be lost. Although we cannot be sure that Mr. Dorsey is still aligned with Mr. Parsons or Wheeling & Lake Erie, we believe Mr. Dorsey’s past relationship with Mr. Parsons raises red flags related to the Dorsey Group’s interest in enforcing P&WV’s rights against plaintiffs NSC and WLE, should its nominees be elected.

After reviewing the above, ask yourself:

Do you want the Dorsey Group running your investment?

Send the Dorsey Group a strong message and vote on the Board of Trustees’

enclosed proxy card FOR the Trust’s nominees today.

As a company, we appreciate your continued interest and support. We would welcome the opportunity to review our business plans and address any questions or concerns you may have. Please do not hesitate to contact us at ir@pwreit.com or at 212-750-0373 if you have any questions or comments.

Sincerely,

/s/ David H. Lesser

David H. Lesser

Chairman & CEO

FOR ALL OF THE REASONS DESCRIBED ABOVE, WE REQUEST THAT
YOU VOTE FOR THE BOARD OF TRUSTEES’ NOMINEES ON THE
ENCLOSED PROXY CARD, AND “FOR” PROPOSALS 1, 2, AND 3.

IMPORTANT NOTICE REGARDING THIS YEAR’S PROXY PROCESS

Please do not return any proxy card sent to you by the Dorsey Group. Not even to vote against them. Please only vote our proxy card and vote FOR the election of our nominees, FOR the ratification of Gibbons & Kawash, A.C., as the Trust’s independent auditor and FOR the approval of Power REIT’s 2012 Equity Incentive Plan.

If you have previously voted a proxy card sent to you by the Dorsey Group, you can still change your vote by voting the enclosed proxy card today. Your latest dated proxy card is the one that counts so please vote the enclosed Board of Trustees' card today.

If any of your Shares are held in the name of a brokerage firm, bank, bank nominee or other institution, only it can vote such Shares and only upon receipt of your specific instructions. Depending upon your broker or custodian, you may be able to vote either by toll-free telephone or via the Internet. Please refer to the enclosed voting form for instructions on how to vote electronically. You may also vote by signing, dating and returning the enclosed voting form.

If you have any questions or need assistance with the voting of your shares please contact our proxy solicitation firm, Alliance Advisors, at (973) 873-7710.

POWER REIT

Annual Meeting of Shareholders

May 24, 2012 10:00 AM

This voting instruction form is solicited by the Board of Trustees

THIS VOTING INSTRUCTION FORM, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED. IF NO DIRECTION IS MADE BUT THE CARD IS SIGNED, THIS VOTING INSTRUCTION FORM WILL BE VOTED FOR THE ELECTION OF ALL NOMINEES UNDER PROPOSAL 1, FOR PROPOSAL 2, FOR PROPOSAL 3 AND IN THE DISCRETION OF THE PROXIES WITH RESPECT TO SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.

The Board of Trustees recommends you vote FOR the following:

1. Election of Trustees                                                                     ---->>>

Nominees

01) David H. Lesser

02) Virgil E. Wenger

03) Patrick R. Haynes, III

04) William S. Susman

The Board of Trustees recommends you vote FOR proposals 2 and 3.

2. Ratification of appointment of Gibbons & Kawash,                   --->>>

A.C., the Trust’s Independent audit firm.

3. Approval of the Power REIT 2012 Equity Incentive Plan.         --->>>

1. 2. 3.

☐ FOR ALL NOMINEES

☐ WITHHOLD ALL NOMINEES

☐ WITHHOLD AUTHORITY TO VOTE FOR

ANY INDIVIDUAL NOMINEE. WRITE

NUMBER(S) OF NOMINEE(S) BELOW.

________________________________________________

PLEASE INDICATE YOUR PROPOSAL SELECTION

BY FIRMLY PLACING AN “X” IN THE APPROPRIATE

NUMBERED BOX WITH BLUE OR BLACK INK ONLY

SEE VOTING INSTRUCTIONS NO.3 ON REVERSE

FOR AGAINST ABSTAIN

☐            ☐             ☐

FOR AGAINST ABSTAIN

☐             ☐             ☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

This Voting Instruction Form is solicited

by the Current Board of Trustees.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Important Notice Regarding Availability of Proxy Materials for the Shareholder Meeting.

The following material is available at www.proxyvote.com

xxxxx

xxxxx

ENTER YOURVOTING INSTRUCTIONS AT 1-800-454-8683 OR

WWW.PROXYVOTE.COM UP UNTIL 11:59 PM EASTERN TIME

THE DAY BEFORE THE CUT-OFF OR MEETING DATE

Voting Instruction Form

PLACE “X” HERE IF YOU PLAN

TO ATTEND AND VOTE YOUR -------->>> ☐

SHARES AT THE MEETING

_____________________	_________________
SIGNATURES	DATE

PLEASE MARK YOUR VOTES AS INDICATED IN THIS EXAMPLE: ☒